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                                                                     EXHIBIT 1.1

                      6,000,000 Shares/1/ of Common Stock


                                THERASENSE, INC.


                               PURCHASE AGREEMENT
                               ------------------

                                                        __________________, 2001

U.S. BANCORP PIPER JAFFRAY INC .
SG COWEN SECURITIES CORPORATION
THOMAS WEISEL PARTNERS LLC
as Representatives of the several
Underwriters named in Schedule I hereto
c/o U. S. Bancorp Piper Jaffray Inc.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota  55402


Ladies and Gentlemen:

     TheraSense, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 6,000,000 shares (the "Firm Shares") of the common stock, $0.001 par value per share (the "Common Stock"), of the Company. The Company has also granted to the Underwriters an option to purchase up to 900,000 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

     The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the "Representatives").

     1. Registration Statement and Prospectus. A registration statement on Form
        -------------------------------------
S-1 (File No. 333-64456) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared
--------------------
     /1/ Plus an option to purchase up to 900,000 additional shares to cover over-allotments.
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and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

     If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Act) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

     2. Representations and Warranties of the Company.
        ----------------------------------------------
           (a) The Company represents and warrants to, and agrees with, the Underwriters as follows:

                 (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material

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fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you (as limited by Section 6(g)), specifically for use in the preparation thereof.

                 (ii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof (as limited by Section 6(g)). If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

                 (iii) The financial statements of the Company, together with the related notes, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

                 (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware. The Company has full corporate power and corporate authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary,

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except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole ("Material Adverse Effect").

                 (v) Except as described in the Registration Statement and the Prospectus and except for rights that have been effectively waived in writing (complete and accurate copies of which have been provided to counsel for the Underwriters prior to the date of this Agreement) which waivers are in full force and effect, no holder of securities of the Company has any rights to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement or the sale of the Securities contemplated hereby. No holder of securities of the Company has preemptive rights or other rights to purchase any of the Securities.

                 (vi) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

                 (vii) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than issuances of options in the ordinary course of business under existing plans described in the Prospectus, not to exceed the shares available for issuance or grant as set forth in the Prospectus), or any material adverse change in the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole ("Material Adverse Change"), or any development involving a prospective Material Adverse Change.

                 (viii) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change.

                 (ix) There are no contracts or documents that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

                 (x) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited

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by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any material agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the rules of the NASD, the rules of The Nasdaq National Market or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the shares of the Securities by the Company as contemplated by this Agreement.

                 (xi) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which have been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the date set forth therein and under the stated assumptions. The description of the Company's equity plans contained in the Registration Statement and the Prospectus are accurate in all material respects.

                 (xii) Except where it would not have a Material Adverse Effect:
(i) the Company is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, ordinances, orders or directives relating to pollution, protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal,

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transport or handling of Hazardous Materials (collectively, "Environmental
Laws"); (ii) to the Company's knowledge, no material expenditures are or will be required to comply with the Environmental Laws, and the Company holds all applicable permits, licenses and approvals required to conduct its business thereunder and is in compliance with all terms and conditions of any such permit, license or approval; (iii) to the Company's knowledge, all properties and assets leased or owned, including, without limitation, all structures, contents, soil, subsoil and groundwater, do not contain Hazardous Materials; and
(iv) the Company has no liability or obligation, whether to any governmental authority or to any other person or entity, for damages, claims, penalties, forfeitures or otherwise, as a consequence of the generation, transportation or disposal of any Hazardous Materials under the Environmental Laws.

                 (xiii) As of the date of this Agreement and except as described in the Registration Statement and the Prospectus, the Company is not required to file or obtain any registration, application, license, request for exemption, permit or other regulatory authorization with the U.S. Food and Drug Administration (the "FDA") or any other federal, state, local or foreign regulatory body in order to conduct its business as described in the Registration Statement and Prospectus.

                 (xiv) The human clinical trials and other preclinical tests conducted by or on behalf of the Company that are described in the Registration Statements and the Prospectus (the "Company Studies"), have been conducted in accordance with experimental protocols, procedures and controls generally used by qualified experts in preclinical or clinical trials and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results of the Company Studies.

                 (xv) As of the date of this Agreement and except for the matters disclosed in "Risk Factors- If the FDA does not clear our recent FreeStyle labeling changes, we may be required to include significantly more restrictive labeling, cease marketing FreeStyle under this labeling or recall FreeStyle" and in "Business-Government Regulation-Pending 510(k) for New FreeStyle Labeling" in the Registration Statement and the Prospectus (the "FDA Disclosure"), the Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and, as of the date of this Agreement and except as described in the FDA Disclosure, the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees. Without limiting the foregoing, as of the date of this Agreement and except as described in the FDA Disclosure, the Company is in compliance with the provisions of the Federal Food, Drug, and Cosmetic Act ("FDC Act") relating to medical devices except where such noncompliance would not result in a Material Adverse Effect. As of the date of this Agreement and except as described in the FDA Disclosure, each device that the Company manufactures, causes to be manufactured and distributes or causes to be distributed for sale to the general public (the "Company Devices") is the subject of a 510(k) premarket notification which resulted in a finding of substantial equivalence by FDA or such device qualifies for exemption from 510(k) premarket notification requirements. As of the date of this Agreement and except as described in the FDA Disclosure, none of the Company Devices found substantially equivalent by the FDA have been modified in

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such a manner as to require the submission of a new 510(k) premarket notification. As of the date of this Agreement and except as described in the FDA Disclosure, the Company believes that none of the Company Devices have been labeled or promoted in such a manner as to require the submission of a new 510(k) notification. All the Company Devices being commercialized are listed with the FDA and have been manufactured in a facility registered by the Company with FDA. All the Company Devices manufactured by the Company or which the Company causes to be manufactured by third parties are manufactured in accordance with applicable Quality Systems Regulations, 21 C.F.R. Part 820, except where such failure to be in accordance would not have a Material Adverse Effect. The Company believes it has submitted all reports necessary to be submitted in accordance with the Medical Device Reporting regulations, 21 C.F.R.
Part 803. As of the date of this Agreement and except as described in the FDA Disclosure, the Company has labeled and promoted the Company Devices in accordance with the provisions of the FDC Act and FDA's implementing regulations, except where such failure to be in accordance would not have a Material Adverse Effect. As of the date of this Agreement and except as described in the FDA Disclosure, the Company Devices are not misbranded, adulterated, or otherwise in violation of the FDC Act or FDA's regulations, or any foreign regulatory law, regulation, order or rule governing the Company's current business except where such misbranding, adulteration or other violation would not have a Material Adverse Effect.

                 (xvi) The Company or one of its distribution partners have submitted all reports and other documentation necessary to be submitted in accordance with applicable foreign regulatory orders, laws and regulations in jurisdictions in which the Company or a distribution partner are offering Company Devices for sale to the general public, except where such failure would not have a Material Adverse Effect. Neither the Company nor its distribution partners have received notification of the violation of any applicable statute, rule, regulation or order administered or issued by any foreign administrative agency, regulatory body, government or governmental agency in foreign jurisdictions in which the Company or a distribution partner is offering Company Devices for sale to the general public.

                 (xvii) As of the date of this Agreement and except as described in the FDA Disclosure, there are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened by the FDA against the Company seeking limitations, suspension or revocation of any license, permit, approval or authorization required by the Company to conduct its business as described in the Registration Statement and the Prospectus. As of the date of this Agreement and except as described in the FDA Disclosure, to the Company's knowledge, there are no-rule-making or similar proceedings before the FDA or comparable federal, state, local or foreign government bodies which involve or affect the Company which, if the subject of an action unfavorable to the Company or its distributors, would have a Material Adverse Effect.

                 (xviii) The Company has good and marketable title to all properties (real and personal) owned by the Company, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all properties held under lease or license by the Company are held under valid, existing and enforceable leases or licenses, free and clear of all liens, security interests, claims, restrictions or encumbrances of any kind; provided, however, the Company has entered into equipment leases in the ordinary course

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of business under which the equipment lessor has a security interest solely in the leased equipment.

                 (xix) The Company owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, software, databases, Internet domain names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), proprietary techniques (including processes and substances) and other intellectual property rights used in, or necessary to conduct, the business now conducted by the Company or presently contemplated to be conducted as described in the Registration Statement and the Prospectus ("Intellectual Property"), free and clear of all liens, claims and encumbrances, other than as described in the Registration Statement and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or (if the Intellectual Property is licensed) the licensor thereof in any Intellectual Property owned or licensed to the Company; (iii) neither the Company nor (if the Intellectual Property is licensed) the licensor thereof has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is no dispute between it and any licensor with respect to any Intellectual Property. The Company has taken all reasonable steps to protect, maintain and safeguard the Intellectual Property for which improper or unauthorized disclosure would impair its value or validity and has entered into appropriate nondisclosure and confidentiality agreements and made appropriate filings and registrations in connection with the foregoing. True and correct copies of all licenses and other agreements between the Company and any third party relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to the Underwriters.

                 (xx) The Company is not in violation of its charter or by-laws. The Company is not in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company is subject.

                 (xxi) The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith.

                 (xxii) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

                 (xxiii) The Securities have been approved for quotation on The Nasdaq National Market upon official notice of issuance and, on the date the Registration Statement became or becomes effective, the Company's Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), became or will become effective.

                 (xxiv) The Company does not have any "subsidiaries" as defined in Rule 405 of the Rules and Regulations. The Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

                 (xxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (xxvi) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                 (xxvii) The Company carries, or is covered by, insurance (with insurers of recognized financial responsibility) in such amounts and covering such risks as is (i) adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries and (ii) required under any of the Company's material agreements, licenses or other contracts all of which insurance is in full force and effect.

                 (xxviii) None of the Directed Stock (as defined below) distributed in connection with the Directed Stock Program (as defined below) will be offered or sold outside of the United States.

                 (xxix) No labor dispute with the employees of the Company is pending, or, to the Company's knowledge, is imminent; and the Company is not aware of, any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, strategic partners, manufacturers or contractors that could result in any Material Adverse Effect.

                 (xxx)    Each employee benefit plan, within the meaning of
Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company for employees or former employees of the Company has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan that could result in liability to the Company, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

                 (xxxi) No relationship, direct or indirect, exists between or among the Company or any of its affiliates on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

                 (xxxii) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

           (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters as required by the terms and conditions of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     3. Purchase, Sale and Delivery of Securities.
        ------------------------------------------

           (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 6,000,000 Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $____ per share. Except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter (contracting severally and not jointly) is to purchase only the respective number of Firm Shares specified in Schedule I.

           It is understood that 300,000 shares of the Firm Shares ("Directed Stock") will initially be reserved by the Underwriters for offer and sale to employees, directors and persons having business relationships with or otherwise related to the Company ("Directed Stock Participants") subject to the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers and all other applicable laws, rules and regulations ("Directed Stock Program"). Under no circumstance will the Representatives or any Underwriter be liable to the Company or to any Directed Stock Participant for any action taken or omitted to be taken in good faith in connection with such Directed Stock Program. To the extent that any shares of Directed Stock are not affirmatively reconfirmed for purchase by any Directed Stock Participant orally on or by the end of the business day following the date of this Agreement, such Directed Stock may be offered to the public as part of the public offering contemplated hereby.

           The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire same-day funds payable to the order of the Company at the offices of U. S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date." Delivery of the Firm Shares will be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of U. S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

           (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date", respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

           The Option Shares will be delivered by the Company, as appropriate, to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire same-day funds payable to the order of the Company, as appropriate, at the offices of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. Delivery of the Option Shares will be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of U.S. Bancorp

Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

           (c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

     4. Covenants.
        ---------

           (a) The Company covenants and agrees with the several Underwriters as follows:

                 (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information relating thereto; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

                 (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                 (iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                 (iv) The Company will use its best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation, subject itself to taxation or to execute a general consent to service of process in any state. The Company shall use every reasonable effort to obtain the withdrawal of any order of suspension of the qualification of the Shares for sale in any jurisdiction as soon as possible. The Company shall use its best efforts to cause the Securities to be quoted on The Nasdaq National Market, and to maintain such quotation so long as any of the Securities are outstanding.

                 (v) The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

                 (vi) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., The Nasdaq National Market or any securities exchange.

                 (vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                 (viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (as defined below), (C) all filing fees and reasonable fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar,
(E) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) the fees for quotation of the Securities on The Nasdaq National Market, (G) the cost of printing certificates representing the Securities, (H) all costs and expenses of the Underwriters, including fees and disbursements of counsel for the Underwriters and any stamp duties or other taxes incurred by the Underwriters, in connection with matters related to the Directed Stock, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

                 (ix) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

                 (x) The Company will not, without the prior written consent of U.S. Bancorp Piper Jaffray Inc., from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period") offer for sale; sell; contract to sell; pledge; grant any option for the sale of; enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate; or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to this Agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. The Company agrees further not to waive its rights under or release any holder of Common Stock or options, warrants or notes exercisable and/or convertible for Common Stock from any contractual lock-up or market stand-off provision between the Company and such holder. Notwithstanding the foregoing, the Company may (i) issue shares of its Common Stock or grant options to purchase shares of its Common Stock (or issues shares of its Common Stock upon exercise of such options), in the ordinary course of business, pursuant to its 1997 and 2001 Stock Plans or 2001 Employee Stock Purchase Plan described in the Prospectus, not to exceed the shares available for issuance or grant under such plans as set forth in the Prospectus, not to exceed the shares available for issuance or grant as set forth in the Prospectus, (ii) issue shares of Common Stock upon exercise of outstanding options, warrants, convertible notes or other arrangements described in the Prospectus, (iii) file a registration statement on Form S-8 under the Act to register shares then available for issuance or grant pursuant to its 1997 and 2001 Stock Plans or 2001 Employee Stock Purchase Plan described in the Prospectus and (iv) file a registration statement on Form S-3/ S-8 under the Act to register shares issued upon the exercise of options granted pursuant to its 1997 Stock Plan; provided, however, that the Company must (a) obtain an executed lock-up agreement in the form attached hereto as Exhibit B
                                                                    ---------
from the holders of all shares of Common Stock issued or options granted pursuant to item (i) of this sentence and (b) use its best efforts to obtain an executed lock-up agreement in the form attached hereto as Exhibit B from the
                                                          ---------
holders of all shares of Common Stock issued pursuant to items (ii) and (iv) of this sentence.

                 (xi) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement (i) an executed lock-up agreement in the form attached hereto as Exhibit B from each of the Company's directors and officers and (ii)
          ---------
an executed lock-up agreement in the form attached hereto as Exhibit B from each
                                                             ---------
of its stockholders, warrantholders and convertible noteholders, except for those stockholders, warrantholders and convertible noteholders listed on
Schedule II to this Agreement. With respect to each Lock-Up Agreement, the Company will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

                 (xii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

                 (xiii) The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                 (xiv) In connection with the Directed Stock Program to ensure that the Directed Stock will be restricted to the extent required by the National Association of Securities Dealers or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, the Company will direct the transfer agent to place stop-transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Stock, the Company agrees to reimburse the Underwriters for any reasonable expense (including, without limitation, legal expenses) they incur with such release.

                 (xv) The Company will file with the Commission such periodic and special reports as required by the Rules and Regulations.

     5. Conditions of Underwriters' Obligations. The obligations of the several
        ---------------------------------------
Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties, covenants and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

           (a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

           (b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

           (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or due to the issuances contemplated by Section 4(a)(x) of this Agreement), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company (other than in accordance with Section 4(a)(x)), or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

        (d) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

             (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.

             (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

             (iii) To the best of such counsel's knowledge, except as described in the Registration Statement and Prospectus or waived in writing, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

             (iv) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

             (v) The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

             (vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities laws.

             (vii) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto including any term sheet within the meaning of Rule 434 of the Rules and Regulations (other than the financial statements and schedules and other financial data and statistical date derived therefrom, as to which such counsel expresses no opinion), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

             (viii) The Securities have been approved (upon issuance as contemplated by this Agreement) for quotation on the Nasdaq National Market.

             (ix) We do not know of any litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein, or of any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

             (x) The Company is not an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, intellectual property counsel for the Company, representatives of the independent public accountants for the Company, counsel to the Underwriters and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would cause such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to each Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to such Closing Date as of the date of such amendment or supplement) and as of each Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data and statistical data derived therefrom or matters to be covered in the opinion of intellectual property counsel).

        In rendering such opinion such counsel may rely (i) as to matters of law other than the laws of the United States and jurisdictions in which they are admitted, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company provided that the extent of such reliance is specified in such opinion.

        (e) On each Closing Date, you shall have received the opinion of Merchant & Gould, LLP, patent counsel for the Company, dated such Closing Date, addressed to you and in the form as attached hereto as Exhibit A.
                                                       ---------

        (f) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Brobeck, Phleger & Harrison LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

        (g) At the time this Agreement is executed and at each Closing Date, you shall have received a letter from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of each Closing Date addressed to the Underwriters and the Company and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company and of the latest available unaudited monthly financial statements of the Company (which, in the case of the letter delivered on the First Closing Date, shall be at least as of June 30, 2001), a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and the committees of such boards subsequent to June 30, 2001, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to June 30, 2001 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter (provided that the letter delivered on the First Closing Date shall use a "cut-off" date not earlier than the date hereof), nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to June 30, 2001 there were, as of the date of the most recent available monthly financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter (provided that the letter delivered on the First Closing Date shall use a "cut-off" date not earlier than the date hereof), any changes in the capital stock or long-term indebtedness of the Company or any decrease in the current assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) that during the period from June 30, 2001 to the date of the most recent available monthly financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter (provided that the letter delivered on the First Closing Date shall use a "cut-off" date not earlier than the date hereof), there was any decrease, as compared with the corresponding period in the prior fiscal year, in revenues from product sales, or increase in net loss, except for decreases or increases, as the case may be, which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

        (h) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

             (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing

Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

             (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

             (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or due to the issuances contemplated by Section 4(a)(x) of this Agreement), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than in accordance with Section 4(a)(x) of this Agreement), of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

        (i) As of the time of the closing of the sale of the Firm Shares hereunder at the Closing Date, you shall have received from all of the Company's officers and directors and from all of the Company's stockholders, warrantholders and convertible noteholders, except for those stockholders, warrantholders and convertible noteholders listed on Schedule II, an executed lock-up agreement in the form attached hereto as Exhibit B.
                                                 ---------

        (j) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested, including but not limited to, good standing certificates from each jurisdiction in which the nature of its properties or conduct of its business makes such qualification necessary.

        (k) At the Closing Date of the sale of the Firm Shares, the Securities shall have been quoted on The NASDAQ National Market.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

     6. Indemnification and Contribution.
        ---------------------------------

        (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any claim or litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any materials or information provided to investors by, or with the review and approval of, the Company in connection with the marketing of the offering of the Common Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or which arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Directed Stock to eligible Directed Stock Participants or the ommission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Proposectus or Preliminary Prospectus, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof (as limited by Section 6(g) below). This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement. The foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

        In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have including under this Agreement.

        (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that in no case shall any Underwriter be liable or responsible for any amount of in excess of the underwriting discount and commission applicable to the Securities purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement.

        (c) In connection with the offer and sale of the Directed Stock, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Directed Stock Participants, who makes an oral agreement to purchase Directed Stock within twenty-four hours of establishing the public offering price, to pay for and accept delivery of the Directed Stock; provided, however, the Company shall have the express right to mitigate any such losses, liabilities, claims, damages and expenses through the re-allocation of any such Directed Stock to other Direct Stock Participants.

        (d)  Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party or parties and the indemnifying party, and the indemnified party or parties shall have reasonably concluded that there may be legal defenses or claims available to it or them which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party or parties from also representing the indemnified party or parties, and that it is advisable for the indemnified party or parties to be represented by separate counsel, then the indemnified party or parties shall have the right to employ a single counsel (in addition to any local counsel) to represent the indemnified party or the indemnified parties as a group, in which event the reasonable fees and expenses of the separate counsel shall be borne by the indemnifying party or parties. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing; unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of the proceeding.

        (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a), (b) or
(c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e) (except as described in subsection (d) of this Section 6 with respect to an indemnified party's assumption of the defense of an indemnifiable claim). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (f) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

        (g) The Underwriters severally confirm that the statements with respect to the public offering of the Securities by the Underwriters set forth in (i) the table of underwriters participating in the offering immediately following the first paragraph, (ii) the second paragraph (which begins "The underwriters have advised . . ."), (iii) the eighth paragraph (which begins "The underwriters have informed . . ."), (iv) the thirteenth paragraph (which begins "To facilitate the offering, . . ."), (v) the fourteenth paragraph (which begins "In addition, the underwriters . . ."), and (vi) the fifteenth paragraph (which begins "Thomas Weisel Partners . . .") under the caption "Underwriting" in the Prospectus are correct. The Underwriters severally confirm and the Company acknowledges that the statements described in the immediately preceding sentence constitute the only information the Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

     7. Representations and Agreements to Survive Delivery.  All
        --------------------------------------------------
representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

     8. Substitution of Underwriters.
        -----------------------------

        (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

        (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

        (c) If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 8 with like effect as if it had originally been a party to this Agreement.

     9. Effective Date of this Agreement and Termination.
        -------------------------------------------------

        (a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section 9, the Securities shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating thereto or upon release by you of telexes offering the Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of this Section 9 and of Section 4(a)(viii) and Section 6 hereof shall at all times be effective, and shall survive the termination of this Agreement, including a termination pursuant to this Section 9 hereof.

        (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in
Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on The NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on The NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal, New York, Minnesota or California authorities or if any new restriction materially adversely affecting the distribution of the Securities shall have become effective, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 9 and of Section 4(a)(viii) and Section 6 hereof shall at all times be effective, and shall survive the termination of this Agreement, including a termination pursuant to this Section 9 hereof.

        (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone or telegram, confirmed by letter.

        (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) Section 8(b) hereof, (ii) notification by you as provided in Section 9(a) hereof or (iii) Section 9(b) items (iii) to (vi) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company shall, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

     10. Default by the Company.  If the Company shall fail at the First Closing
         ----------------------
Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section 10 shall relieve the Company from liability, if any, in respect of such default.

     11. Notices.  Except as otherwise provided herein, all communications
         -------
hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to the Representatives c/o U. S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such Underwriter in connection with this offering; and if to the Company, shall be mailed, telegraphed or delivered to it at TheraSense, Inc., 1360 South Loop Road, Alameda, California 94502,
Attention: Chief Executive Officer. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     12. Persons Entitled to Benefit of Agreement.  This Agreement shall inure
         ----------------------------------------
to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers, directors, employees and agents referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

     13. Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Minnesota, but without regard to principles of conflicts of law.

     14. Headings.  The headings of the sections of this Agreement have been
         --------
inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     15. Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

                            [Signature Page Follows]

        Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                         Very truly yours,

                                         THERASENSE, INC.

                                         By
                                           ------------------------------------
                                              W. Mark Lortz, President and CEO


Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

U. S. Bancorp Piper Jaffray inc.

By
  --------------------------------
     Name:
     Title: Managing Director

SG Cowen SECURITIES CORPORATION

By
  --------------------------------
     Name:
     Title: Managing Director

THOMAS WEISEL PARTNERS LLC

By
  --------------------------------
     Name:
     Title: Managing Director

                                   SCHEDULE I
                                   ----------


Underwriter                                     Number of Firm Shares (1)
-----------                                     -------------------------
U.S. BanCorp Piper Jaffray Inc.
SG Cowen Securities Corporation
Thomas Weisel Partners LLC





                                                -------------------------
Total.........................................          6,000,000
                                                =========================

_________________
(1) The Underwriters may purchase up to an additional 900,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

                                  SCHEDULE II
                                  -----------

              LIST OF STOCKHOLDERS, WARRANTHOLDERS AND NOTEHOLDERS

                                                                       EXHIBIT A

                  Statement of Intellectual Property Counsel

(i) Merchant & Gould P.C. is a law firm of approximately 120 attorneys specializing in the practice of Intellectual Property Law. Merchant & Gould currently provides legal services to TheraSense, Inc. in the area of patent matters. It is our understanding that TheraSense, Inc. is represented by other counsel for Trademark and corporate legal matters.

(ii) As counsel for patent matters, Merchant & Gould, PC is familiar with the technology used by TheraSense, Inc. in its business and has read the Registration Statement and the Prospectus, including those portions referring to patents, trade secrets, and other proprietary information, as the document existed on __________________;

(iii) As of the date of signature below, we are not aware of any untrue statement of a material fact or omission of any material fact, or of any misleading statement or omission within the Registration Statement and Prospectus, as the document existed on ______________________;

(iv) We are not aware of any material action, suit, claim, or proceeding, or of any correspondence threatening action, suit, claim, or proceeding, relating to the patents, patent rights or licenses, trademarks or trademark rights, service marks or service mark rights, copyrights, collaborative research, licenses, royalty arrangements, agreements, trade secrets, know-how, or proprietary techniques, including processes and substances, owned by or affecting the business or operations of TheraSense, Inc. that are pending or threatened against TheraSense, Inc. or any of its officers or directors.

(v) Assignments have been filed for recordation in the United States Patent and Trademark Office designating TheraSense, Inc. as the holder of record title for each of the U.S. patents ("Patents") and patent applications ("Applications") listed in the attached Schedule 1. To the best of our knowledge, subject to the interests of the University of Texas and of the U.S. Government as disclosed in the University of Texas Agreements dated August 1, 1991 and March 19, 1998, there are no claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications. Merchant & Gould is not aware of any material defect in form in the preparation or filing of the Applications on behalf of TheraSense, Inc. To the best of our knowledge, the Applications are being pursued by the Company. To the knowledge of such counsel, the Company holds title to the Patents and the Applications, subject to the interests of the University of Texas and the U.S. Government as disclosed in the University of Texas Agreements.

(vi) Documents have been filed in the appropriate foreign patent offices to list TheraSense, Inc. as the sole holder of title to each of the foreign patents ("Foreign Patents") and foreign patent applications ("Foreign Applications") listed in Schedule 1. To the best of our knowledge, subject to the interests of the University of Texas and of the U.S. Government as disclosed in the University of Texas Agreements dated August 1, 1991 and March 19, 1998, there are no claims of third parties to any ownership interest or lien with respect to any of the Foreign Patents or Foreign Applications. Merchant & Gould is not aware of any material defect in form in the preparation or filing of the

Foreign Applications. To the best of our knowledge, the Foreign Applications are being pursued by TheraSense, Inc. To the knowledge of such counsel, the Company holds title to the Foreign Patents and the Foreign Applications, subject to the interests of the University of Texas and the U.S. Government as disclosed in the University of Texas Agreements.

(vii) To the best of our knowledge and belief, the Patents and Foreign Patents listed in Schedule 1 are valid and enforceable as issued. We have no reason to believe that patents to be issued from the pending Applications or Foreign Applications would be invalid or unenforceable.

                               Merchant & Gould P.C.


                               by:__________________
                               Denise M. Kettelberger
                               for the firm.

                                                                       EXHIBIT B
                               LOCK-UP AGREEMENT

                                                                   June 20, 2001

U.S. Bancorp Piper Jaffray Inc.
SG Cowen Securities Corporation
Thomas Weisel Partners LLC
c/o U.S. Bancorp Piper Jaffray Inc.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota  55402

     Re:  TheraSense, Inc. - Initial Public Offering

Ladies and Gentlemen:

          The undersigned understands that you will act as representatives for a group of underwriters (the "Underwriters") who propose to enter into a Purchase Agreement (the "Purchase Agreement") with TheraSense, Inc., a Delaware corporation (the "Company") providing for the public offering (the "Offering") by the Underwriters of common stock of the Company (the "Common Stock") pursuant to the Company's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission.

          In consideration of the Underwriters' agreement to purchase and make the Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, during the period from the date hereof until 180 days after the date of the Purchase Agreement (the "Lock-Up Period"), not to, without the prior written consent of U.S. Bancorp Piper Jaffray Inc. (which consent may be withheld in its sole discretion), directly or indirectly, offer for sale, sell, contract to sell, grant any option for the sale of (including without limitation any short sale), pledge, borrow, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h), establish a "call equivalent position" within the meaning of Rule 16a-1(b) or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or any security or instrument related to such Common Stock, options or warrants, whether now owned or hereafter acquired, or publicly announce the undersigned's intention to do any of the foregoing.

          Notwithstanding the foregoing, the undersigned may sell or otherwise transfer shares of Common Stock (i) by gift, will, or intestate succession to his or her immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided that the undersigned provides prior written notice of such transfer to you and such transferees agree in writing to be bound by the restrictions set forth herein, (ii) as a bona fide gift or gifts, provided that the undersigned provides prior written notice of such gift or gifts to you and the donee or donees thereof agree to be bound by the restrictions set forth herein, (iii) if the undersigned is a partnership or corporation or similar entity, as a distribution to partners or stockholders of the undersigned, if any, provided that the distributee or distributees thereof agree in writing to be bound by the restrictions set forth herein, or (iv) acquired in the public market on or after the date of the Purchase Agreement, other than shares acquired through the Directed Share Program which shall be subject to the restrictions set forth herein.

          The undersigned hereby further agrees that, during the Lock-Up Period, the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure

TheraSense, Inc.
Lock-Up Agreement
Page 2


document with respect to any proposed offering or sale of Common Stock and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of Common Stock. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement of any of the provisions contained herein.

          Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities of the Company held by the undersigned except in compliance with this Lock-Up Agreement.

          The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into underwriting arrangements with respect to the Offering. This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. If the Offering does not close by December 31, 2001, this Lock-Up Agreement shall terminate immediately upon such date and be of no further force and effect.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.


                        By:_____________________________________________________
                           Stockholder

                        Printed Name:___________________________________________

                        Title:__________________________________________________
                                  (Indicate capacity of person signing if
                                  signing as custodian or trustee or on behalf of an entity)

                                  Address:  ____________________________________

                                            ____________________________________

Share Ownership:
Common Stock:                 Common
Series A Preferred Stock:     SeriesA
Series B Preferred Stock:     SeriesB
Series C Preferred Stock:     SeriesC
Series D Preferred Stock:     SeriesD
Warrants for Preferred Stock: WarrantsPS

TheraSense, Inc.
Lock-Up Agreement
Page 3


Accepted as of the date
first set forth above:

U.S. BANCORP PIPER JAFFRAY INC.
SG COWEN SECURITIES CORPORATION
THOMAS WEISEL PARTNERS LLC

By: U.S. BANCORP PIPER JAFFRAY INC.


By:_______________________________

Name:_____________________________

Title:____________________________